Exhibit 10.81

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), is made and entered into as of the 14th day of March, 2003, by and between Retail Partners Limited Partnership, an Illinois limited partnership (“RPLP”), and Retail Partners, Inc., an Illinois corporation (“RPI”; RPLP and RPI are sometimes referred to herein, together, as “Pledgors” and, individually, as a “Pledgor”), and Horizon Group Properties, Inc., a Maryland corporation (“Lender”).

RECITALS:

WHEREAS, Lender has agreed to loan the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the “Loan”) to Pledgors, pursuant to a Promissory Note of even date herewith in such original principal amount, executed by Pledgors in favor of Lender (the “Note”); and

WHEREAS, Pledgors are the record and beneficial owner of all of the Class A Units in Prime/Retail Partners, LLC (“PRP”), an Illinois limited liability company (the “Membership Interests”), which owns all of the Property Companies which own the Properties (Pledgors, PRP and the Property Companies are sometimes referred to herein as the “Pledge Parties”); and

WHEREAS, Lender is unwilling to make the Loan unless Pledgors pledge to Lender all of Pledgors’ right, title and interest in the Membership Interests as security for the payment and performance of the Secured Obligations (as defined below); and

WHEREAS, as a condition to Lender making the Loan, Pledgors have agreed to pledge the Pledged Collateral (as defined in Section 2 hereof) to Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lender to make the Loan, it is agreed as follows:

1.                                       Definitions.  Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

1.1                                 “Bankruptcy Code” means Title 11, United States Code, as amended from time to time, and any successor statute thereto. hereof.

1.2                                 “Business Day” means a calendar day other than a Saturday, a Sunday or any other day on which banks in Chicago, Illinois are required or authorized to close.

1.3                                 “Class A Units” has the meaning assigned to such term in the LLC Agreement.

1.4                                 “LLC Agreement” means the Amended and Restated Operating Agreement for PRP dated August 4, 1998, as amended from time to time.

1.5                                 “Loan Documents” has the meaning assigned to such term in the Note.

1.7                                 “Membership Interests” has the meaning assigned to such term in the Recitals of this Agreement.

1.8                                 “Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

1.9                                 “Property” shall mean any one of the properties listed on Schedule A attached hereto.

1.10                           “Property Companies” means any one of the entities listed on Schedule A attached hereto.

1.11                           “Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

2.                                       Pledge.  To secure the payment and performance of  the Secured Obligations, Pledgors hereby pledge to Lender and grant to Lender a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

2.1                                 The Membership Interests and the certificates representing the Membership Interests, if any, and, subject to the provisions of Sections 7.2 and 7.3 hereof, all distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Membership Interests; and

2.2                                 Such portion, as determined by Lender as provided below, of any additional interests of PRP from time to time acquired by a Pledgor in any manner (which interests shall be deemed to be part of the Membership Interests), and the certificates representing such additional interests, if any, and all distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.

3.                                       Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of any kind under or in connection with the Note or any of the other Loan Documents and all obligations of any Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4.                                       Delivery of Pledged Collateral.  (a) All certificates and instruments evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of Lender, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender.  In the event that any or all of the Pledged Collateral are evidenced by a book entry, Pledgors shall execute and deliver to Lender such documents as are required by Lender to create and perfect a security interest in such uncertificated Pledged Collateral.

(b)           Pledgors shall, and shall cause other appropriate parties under Section 8-313 and 8–321 of the Uniform Commercial Code as in effect on the date hereof in the State of Illinois (the “Code”) to, mark it or their books and records with the numbers and amounts of all uncertificated securities evidencing the Pledged Collateral, and all rollovers and replacements therefor to reflect the security interests granted pursuant to Section 2 hereof.  Pledgors shall provide Lender and shall cause other appropriate persons to provide Lender with written confirmation of the security interest in such uncertificated securities.  Pledgors shall take, and shall cause all other necessary persons to take, all action necessary or appropriate to create, perfect and maintain a first perfected priority lien in such uncertificated securities in favor of Lender.  In the event that subsequent to the date hereof, the Pledged Collateral are evidenced by certificates, Pledgors will promptly deliver such certificates to Lender, together with an assignment duly endorsed in blank for transfer.

5.                                       Representations and Warranties.  Pledgors jointly and severally represent and warrant to Lender that:

5.1                                 Pledgors are, and at the time of delivery of the Membership Interests to Lender will be, the sole holders of record and the sole beneficial owners of the Pledged Collateral pledged by Pledgors to Lender hereunder free and clear of any lien or other encumbrance or restriction thereon or affecting the title thereto, except for any lien created by this Agreement;

5.2                                 Each Pledgor has the right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Lender as provided herein;

5.3                                 The Membership Interests are presently owned by Pledgors and, as of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Membership Interests, except as set forth in the LLC Agreement;

5.4                                 No consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other person is required for the pledge by Pledgors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgors, except as has been obtained or received as of the date hereof;

5.5                                 The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid lien on and perfected first security interest in favor of Lender in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other lien;

5.6                                 All other filings, registrations, recordings and other actions necessary or desirable to create, perfect and protect such security interest have been duly taken, and such security interests are entitled to all of the rights, priorities and benefits afforded by the Code or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

5.7                                 This Agreement has been duly executed and delivered by Pledgors and constitutes a legal, valid and binding obligation of Pledgors enforceable against Pledgors in accordance with its terms, subject only to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles;

5.8                                 The Membership Interests constitutes all of the issued and outstanding Class A Units of PRP, representing 99% of all equity interests in PRP;

5.9                                 The execution, delivery and performance of this Agreement by the Pledgors and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement by the Pledgors and the consummation of the transactions contemplated hereby do not conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any material lien upon any material assets of the Pledgors under, or require any material authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of either of the Pledgor’s organizational documents or any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which Pledgor is bound, or any law, statute, rule or regulation or order, judgment or decree to which such Pledgor is subject.  Assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of such Pledgor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general principles of equity (whether in a proceeding at law or in equity).

5.10                           To the best knowledge of the Pledgors, (a) no lease of any Property is in breach or default, and (b) no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification under such lease.

5.11                           No party to a lease of a Property has in the four years preceding the date hereof, repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to any lease.

5.12                           Except as set forth in Schedule 5.12, the Pledge Parties own good and marketable title to each Property, free and clear of all liens, security interests, easements and other restrictions, other than (A) real estate taxes not yet delinquent, (B) easements, covenants and restrictions of record which do not or would not materially impair the use or occupancy of such Property, (C) utility easements, building restrictions, zoning restrictions and other easements and restrictions which are not violated by existing usage of and improvements on such Property, (D) matters which do not or would not materially impair the use or occupancy of such Property, (E) public roads and highways, (F) zoning, building, land use and similar laws relating to the use or occupancy of the Property or the activities conducted thereon which are imposed by any government authority having jurisdiction over such Property which are not violated by the current use or occupancy of such Property or the activities conducted thereon other than any violations which would not have a material adverse effect.

5.13                           There are no outstanding options or rights of first refusal to purchase such Property, any portion thereof or interest therein.

5.14                           All taxes due and owing by the Pledge Parties have been paid, and the Pledge Parties have properly withheld and paid all taxes required to have been withheld and paid.

5.15                           No action, suit, proceeding or audit or any notice of inquiry is pending as of the date hereof against or with respect to the Pledge Parties regarding taxes, and no action, suit, proceeding or audit has, to the Pledge Parties’ knowledge, been as of the date hereof threatened against or with respect to the Pledge Parties regarding taxes.

5.16                           No material permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Pledgors or the consummation by the Pledgors of any other transaction contemplated hereby.

5.17                           The Pledge Parties have no employees.

5.18                           The Pledge Parties are in compliance with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not have a material adverse effect.

5.19                           The Pledge Parties have in the four years prior to the date hereof complied in all material respects with and are currently in compliance in all material respects with all requirements under all federal, state and local environmental and safety laws; provided, that there may be certain environmental obligations with respect to one or more of the Properties that the lessee of such Property is required to satisfy.

5.20                           The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.                                       Covenants.  Pledgors covenant and agree that until all Secured Obligations have been paid in full and completely discharged:

6.1                                 Without the prior written consent of Lender, neither Pledgor will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid distributions or payments with respect to the Pledged Collateral or grant a lien, security interest, encumbrance or other restriction in the Pledged Collateral;

6.2                                 Pledgors will cooperate with Lender in obtaining control with respect to the Pledged Collateral and will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time may reasonably request in order to ensure to Lender the benefits of the liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which may be filed by Lender, and will cooperate with Lender, at Pledgors’ expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such liens or any sale or transfer of the Pledged Collateral;

6.3                                 Pledgors have and will defend the title to the Pledged Collateral and the lien of Lender in the Pledged Collateral against the claim of any person and will maintain and preserve such liens.

6.4                                 This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their successors and assigns, and (ii) inure to the benefit of the Lender and its successors, transferees and assigns.

7.                                       Pledgors’ Rights.  As long as no Event of Default shall have occurred and be continuing and until written notice thereof shall be received by Pledgors in accordance with Section 18 hereof:

7.1                                 Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral (or materially and adversely affect the value of the Pledged Collateral) or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Documents):

(a)                                  the dissolution or liquidation, in whole or in part, of PRP;

(b)                                 the consolidation or merger of PRP with any other entity;

(c)                                  the sale, disposition or encumbrance of any Property or of all or substantially all of the assets of PRP, except for liens in favor of Lender; provided, that Lender’s consent is not required for the sale of any Property if the sale price of such Property is an amount equal to or in excess of five percent (5%) above the principal amount of indebtedness secured by such Property;

(d)                                 the issuance of any additional interests, except pursuant to an agreement in effect on the date hereof; or

(e)                                  the alteration of the voting rights with respect to the interests of PRP; and

7.2                                 Pledgors shall be entitled, from time to time, to collect and receive all cash distributions paid in respect of the Membership Interests other than any and all: (a) distributions paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (b) distributions paid or payable in cash in respect of the Membership Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid–in capital of PRP; and (c) cash paid, payable or otherwise distributed, in redemption of or in exchange for, any Pledged Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the lien created by this Agreement; and

7.3                 All distributions (other than such cash distributions as are permitted to be paid to Pledgors in accordance with Section 7.2 above) and all other distributions in respect of the Membership Interest, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

8.                                       Defaults and Remedies; Proxy.

8.1                                 Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgors, Lender solely (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing the Pledged Collateral, if any, for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash distributions made thereon, to sell, without giving any warranties as to the Pledged Collateral, in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgors agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof.  Lender may specifically disclaim any warranties of title or the like, which shall not adversely affect the commercial reasonableness of any such sale.  Any sale shall be made at a public or private sale at Lender’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived to the extent permitted by law, and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.  Notwithstanding the foregoing, any such sale must be conducted in a commercially reasonable manner.

8.2                                 PLEDGORS HEREBY IRREVOCABLY CONSTITUTE AND APPOINT LENDER AS THE PROXY AND ATTORNEY–IN–FACT OF PLEDGORS WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE MEMBERSHIP INTERESTS UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY–IN–FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THIS AGREEMENT IS TERMINATED.  IN ADDITION TO THE RIGHT TO VOTE THE MEMBERSHIP INTERESTS UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY–IN–FACT SHALL INCLUDE THE RIGHT TO EXERCISE, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE MEMBERSHIP INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF THE MEMBERSHIP INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE MEMBERSHIP INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.  NOTWITHSTANDING THE FOREGOING, LENDER SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

8.3                                 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgors.

8.4                                 If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Lender in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act of 1933, as amended (the “Act”), or any similar statute then in effect, (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(a)                                  as to the financial sophistication and ability of any person permitted to bid or purchase at any such sale;

(b)                                 as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(c)                                  as to the representations required to be made by each person bidding or purchasing at such sale relating to that person’s access to financial information about PRP and such person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(d)                                 as to such other matters as Lender may, in its reasonable discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

8.5                                 Pledgors recognize that Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 8.4 above.  Pledgors also acknowledge that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit PRP to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgors and PRP would agree to do so.

8.6                                 Pledgors agree to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default, Pledgors will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgors waive the benefit of all such laws to the extent they lawfully may do so.  Pledgors agree that Pledgors will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies.  No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgors by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgors in any respect.

8.7                                 Pledgors further agree that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Lender, that Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgors, and Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.                                       Waiver.  No delay on Lender’s part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgors by Lender with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice Lender’s rights as against Pledgors in any respect.

10.                                 Assignment.  Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Documents, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.                                 Termination.  Immediately following the full and complete payment and performance of the Secured Obligations and termination of this Agreement, Lender shall deliver to Pledgors the Pledged Collateral pledged by Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, if any, free and clear of the liens hereof and, except as otherwise provided herein, all obligations of Pledgors hereunder shall at such time terminate.

12.                                 Lien Absolute.  All rights of Lender hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a)                                  any lack of validity or enforceability of the Note or any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)                                  any exchange, release or non–perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)                                 the insolvency of PRP; or

(e)                                  any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor other than the full and complete payment and performance of the Secured Obligations.

13.                                 Release.  Pledgors consent and agree that Lender may at any time, or from time to time, in its discretion:

(a)                                  renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)                                 exchange, release and/or surrender all or any part of Lender’s collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with all or any of the Secured Obligations;

                                                all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from Pledgors, it being hereby agreed that Pledgors shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension.

Pledgors hereby waive notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgors except as otherwise provided herein or in the other Loan Documents.  No act or omission of any kind on Lender’s part shall in any event affect or impair this Agreement.

14.                                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against PRP for liquidation or reorganization, should Pledgors or PRP become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of any Pledgor or of PRP, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.                                 Lender May Perform.  If the Pledgors fail to perform any agreement contained herein and such failure continues for five (5) Business Days following notice to Pledgors thereof, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Pledgors.  Lender shall not exercise the foregoing right if Pledgors are proceeding with diligence to perform such agreement.

16.                                 Reasonable Care.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; provided, however, that upon Pledgors’ instruction Lender shall use reasonable efforts to take such action as Pledgors direct Lender to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by Pledgors, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

17.                                 Subsequent Changes Affecting Collateral.  Pledgors represent to Lender that Pledgors have made their own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends or distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgors agree that Lender shall have no responsibility or liability for informing Pledgors of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

18.                                 Miscellaneous.

18.1                           Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

18.2                           Pledgors agree to promptly reimburse Lender for actual out–of–pocket expenses, including, without limitation, the cost of UCC insurance and reasonable attorney fees, incurred by Lender in connection with the administration and enforcement of this Agreement.

18.3                           Neither Lender, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, and Pledgors hereby agree to indemnify and hold harmless Lender and/or any of Lender’s directors, officers, agents or employees from and against any and all liability incurred by any of them, unless such liability shall be due to its or their own gross negligence or willful misconduct.

19.                                 CHOICE OF LAW.  THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGORS AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, LENDER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (EXCEPT FOR CONFLICT OF LAWS PROVISIONS), AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF LENDER AND PLEDGORS.  Pledgors hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Illinois with respect to any and all actions related to this Agreement or the enforcement of this Agreement and hereby irrevocably waive any and all objections thereto.

20.                                 Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

21.                                 Notices.  Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at their addresses set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing.  The date of personal delivery, telecopy (with receipt confirmed) or two (2) Business Days after the date of mailing (or the next Business Day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.

If to Pledgors to:	Retail Partners Limited Partnership
Retail Partners, Inc.
c/o The Prime Group, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	Michael W. Reschke
	Facsimile:	(312) 917-1511

with a copy to:	The Prime Group, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	Robert J. Rudnik
	Facsimile:	(312) 917-8442

If to Lender to:	Horizon Group Properties, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	Gary J. Skoien
	Facsimile:	(312) 917-0911

with a copy to:	Horizon Group Properties, L.P.
c/o Horizon Group Properties, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	David R. Tinkham
	Facsimile:	(312) 917-8440

22.                                 Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23.                                 Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

24.                                 Waiver of Right to Jury Trial.  PLEDGORS AND LENDER WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY.

25.                                 Benefit of Lender.  All security interests granted or contemplated hereby shall be for the benefit of Lender, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Note.

26.                                 Non-Recourse to Individuals.  Notwithstanding any other provision of this Agreement or any other Loan Document, recourse shall not be made to any of the individual officers, directors, partners, stockholders, owners, employees, agents or representatives of any Pledgor or any Guarantor who are natural persons (the “Individuals”), except to the extent of their respective interests in partnership property; provided, however, that this limitation of liability shall not reduce the liability that any Individual may otherwise have with respect to any liability, damage, loss, costs or expenses arising out of fraud or intentional misrepresentation by such Individual.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

PLEDGORS:

RETAIL PARTNERS LIMITED PARTNERSHIP

By:	THE PRIME GROUP, INC.,
General Partner

By:
Michael W. Reschke
President

RETAIL PARTNERS, INC.

By:
Michael W. Reschke
President

LENDER:

HORIZON GROUP PROPERTIES, INC.

By:
Name:
Title:

SCHEDULE A

Property Company	Property	Principal Balance of Mortgage Debt as of 3/12/03
WEC 98G-10 LLC	335 Center Street* Manchester, Connecticut	$2,813,739.33
WEC 98G-11 LLC	1360 Boston Post Road* Milford, Connecticut	$2,813,739.33
WEC 98G-23 LLC	10 Lincoln Highway (Route 10)* Edison, New Jersey	$3,300,653.84
WEC 98G-26 LLC	3817 Center Road Brunswick, Ohio	$2,724,693.18
WEC 98G-27 LLC	4332 Cleveland Avenue Canton, Ohio	$2,811,665.99
WEC 98G-29 LLC	3984 West 117th Street Cleveland, Ohio	$3,030,998.77
WEC 98G-32 LLC	4042 Warrensville Center Road Warrensville, Ohio	$2,322,134.75
WEC 98G-35 Investment Trust	U.S. Routes 209 and 115 Broadheadsville, Pennsylvania	$2,899,193.89
WEC 98G-36 Investment Trust	802-828 Baltimore Street Hanover, Pennsylvania	$2,520,213.89
WEC 98G-37 Investment Trust	3210 Banksville Road Pittsburgh, Pennsylvania	$3,140,124.26
WEC 98G-38 Investment Trust	324 High Street Pottstown, Pennsylvania	$3,179,525.44

* Subject to pending contracts to sell, which are deemed to have been approved by Lender.

SCHEDULE 5.12

1.                                       All liens and security interests securing the obligations of the respective Property Company in connection with the following loans:

A.                                   The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,985,602.09, issued by WEC 98G-10 LLC payable to the order of Legg Mason Mortgage Capital Corporation Lease-Backed Commercial Mortgage Pass-Through Trust Series 1998-CTL-6, as successor-in-interest to Legg Mason Real Estate Services, Inc. (“Legg Mason”), as amended by that certain First Modification of Promissory Note, dated December 11, 1998, and effective as of December 11, 1998, between WEC 98G-10 LLC and Legg Mason.

B.                                     The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,985,602.09, issued by WEC 98G-11 LLC payable to the order of Legg Mason, as amended by that certain First Modification of Promissory Note, dated December 14, 1998, effective as of December 15, 1998, between WEC 98G-11 LLC and Legg Mason.

C.                                     The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $3,523,393.56, issued by WEC 98G-23 LLC payable to the order of Legg Mason, as amended by that certain First Modification of Promissory Note, dated December 14, 1998, effective as of December 15, 1998, between WEC 98G-23 LLC and Legg Mason.

D.                                    The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,916,455.78, issued by WEC 98G-26 LLC payable to the order of Legg Mason.

E.                                      The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,994,502.36, issued by WEC 98G-27 LLC payable to the order of Legg Mason.

F.                                      The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $3,242,490.08, issued by WEC 98G-29 LLC payable to the order of Legg Mason.

G.                                     The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,468,190.69, issued by WEC 98G-32 LLC payable to the order of Legg Mason.

H.                                    The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $3,066,995.28,

issued by WEC 98G-35 Investment Trust payable to the order of Legg Mason.

I.                                         The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $2,666,080.43, issued by WEC 98G-36 Investment Trust payable to the order of Legg Mason.

J.                                        The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $3,329,539.02, issued by WEC 98G-37 Investment Trust payable to the order of Legg Mason, as amended by that certain First Modification of Promissory Note, dated December 14, 1998, effective as of December 15, 1998, between WEC 98G-37 Investment Trust and Legg Mason.

K.                                    The loan evidenced by that certain Promissory Note, dated November 20, 1998, effective December 11, 1998, in the original principal amount of $3,373,730.37, issued by WEC 98G-38 Investment Trust payable to the order of Legg Mason.

2.                                       The following leases, including the Memorandum of Lease recorded in connection with each of the following leases:

A.                                   The Lease Agreement, dated as of November 16, 1998, between WEC 98G-10 LLC and Rite Aid of Connecticut, Inc.

B.                                     The Lease Agreement, dated as of November 16, 1998, between WEC 98G-11 LLC and Rite Aid of Connecticut, Inc.

C.                                     The Lease Agreement, dated as of November 16, 1998, between WEC 98G-23 LLC and Rite Aid of New Jersey, Inc.

D.                                    The Lease Agreement, dated as of November 16, 1998, between WEC 98G-26 LLC and Rite Aid of Ohio, Inc.

E.                                      The Lease Agreement, dated as of November 16, 1998, between WEC 98G-27 LLC and Rite Aid of Ohio, Inc.

F.                                      The Lease Agreement, dated as of November 16, 1998, between WEC 98G-29 LLC and Rite Aid of Ohio, Inc.

G.                                     The Lease Agreement, dated as of November 16, 1998, between WEC 98G-32 LLC and Rite Aid of Ohio, Inc.

H.                                    The Lease Agreement, dated as of November 16, 1998, between WEC 98G-35 Investment Trust and Rite Aid of Pennsylvania, Inc.

I.                                         The Lease Agreement, dated as of November 16, 1998, between WEC 98G-36

Investment Trust and Rite Aid of Pennsylvania, Inc.

J.                                        The Lease Agreement, dated as of November 16, 1998, between WEC 98G-37 Investment Trust and Rite Aid of Pennsylvania, Inc.

K.                                    The Lease Agreement, dated as of November 16, 1998, between WEC 98G-38 Investment Trust and Rite Aid of Pennsylvania, Inc.